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                                                                   EXHIBIT 10.17

                       SEPARATION AGREEMENT ("AGREEMENT")

                                     Between

                       ARV ASSISTED LIVING, INC. (" ARV")
                            a California corporation
          245 Fischer Avenue, Suite D-1 - Costa Mesa, California 92626

                                       and

                          JOHN A. BOOTY ("CONSULTANT")
                            an individual residing at
                  908 Tyner Way - Incline Village, Nevada 89401

                                    RECITALS

        A. WHEREAS Consultant and ARV are parties to a Consulting Services Agreement, dated as of October 1, 1996, and amended as of October 13, 1997 (the "Consulting Agreement").

        B. WHEREAS Consultant and ARV desire to specifiy the terms of the early termination of the Consulting Agreement.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

        1. Termination of Consulting Agreement. The Consulting Agreement between Consultant and ARV shall be terminated effective as of December 31, 1997. Consultant agrees that all rights he may have had under the Consulting Agreement are hereby terminated in their entirety, including without limitation, Consultant's rights to compensation, bonuses, benefits and severance pay; provided, however, that Consultant shall have the right to exercise his option to purchase common stock of the Company under that certain Non-Qualified Stock Option Agreement (Executive Officers) dated October 17, 1995 at any time to and including July 31, 1998. Consultant acknowledges the amounts paid under this Agreement are paid in lieu of any amounts to Consultant under the Consulting Agreement after December 31, 1997.

        2. Payments to Consultant. As consideration for execution of this Agreement by Consultant, ARV will pay to Consultant the sum of $300,000, less any amounts that may be required to be withheld under state or federal law. Consultant shall direct ARV as to the date of payment of such amount, which date shall not be later than March 31, 1998.


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        3. Service as Interim President and Director. Consultant shall continue to serve as Interim President of ARV until ARV's annual shareholder meeting for the fiscal year ended March 31, 1997. Consultant shall be paid the sum of $5,000 per month for such service. In addition, Consultant shall continue to serve as a member of the ARV Board of Directors for the remainder of his term. Consultant shall receive all benefits other than stock options available to outside board members in addition to any compensation he shall receive for his service as Interim President. At such time as Consultant shall cease to act as Interim President, Consultant shall receive all benefits available to outside directors.

        IN WITNESS WHEREOF, the parties have each executed this Agreement as of the 31st day of December, 1997.

"ARV"                                  "CONSULTANT"
ARV ASSISTED LIVING, INC.,
A CALIFORNIA CORPORATION

By:  /s/                                /s/
     --------------------------------   ----------------------------------------
     Howard G. Phanstiel                John A. Booty
Its: Chairman


By:  /s/
     -------------------------------
     Graham Espley-Jones
Its: Executive Vice President and
     Chief Financial Officer


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